EXHIBIT 99.1

18100 Von Karman Avenue Suite 500 Irvine, CA 92612 949.852.0700

NEWS RELEASE

Contact:    Jennifer Franklin
Phone:        949.333.1721
Email:        jfranklin@steadfastcmg.com

STEADFAST APARTMENT REIT ENTERS THE DENVER MARKET
REIT Now Owns 916 Apartment Homes in Colorado
IRVINE, Calif., July 1, 2015 – Steadfast Apartment REIT announced today the acquisition of two apartment communities, Bella Terra at City Center and Hearthstone at City Center, located in Aurora, Colo., just 20 minutes outside of Denver’s Central Business District for an aggregate purchase price of $91 million. Steadfast Apartment REIT has now invested over $620 million in 17 apartment communities in eight states, which includes three properties in Colorado totaling 916 apartment homes.
“Denver and its surrounding cities are experiencing solid economic fundamentals compared to other national cities. This includes employment, population growth and renter demand,” said Ella Neyland, president of Steadfast Apartment REIT. “Strong employment is a key driver in Steadfast’s acquisition strategy, and Denver’s unemployment rate fits into Steadfast’s target markets when acquiring apartment communities. Additionally, limited new apartment construction in the Aurora submarket should keep demand healthy for Bella Terra at City Center and Hearthstone at City Center for the foreseeable future.”

Bella Terra at City Center is a 304-apartment home community constructed in 1980 on nearly 10.6 acres. Comprised of 15 two- and three-story garden-style buildings, residents have an option of studio, one- or two-bedroom homes averaging 676 square feet with an average rent of $917. Site amenities include a clubhouse, fitness center, swimming pool with spa, business center, outdoor basketball court, playground and a picnic area with BBQ stations. Bella Terra at City Center is currently 98% occupied.
Hearthstone at City Center stands two miles away from Bella Terra and was built in 1984. Hearthstone features 360 apartment homes with one-, two- and three-bedroom apartments in five different layouts ranging from 720 to 1,501 square feet. Average in-place rents are $1,038. The property also includes many amenities such as a fitness center, swimming pool, business center, and a playground with a basketball court.
Both properties will undergo a moderate revitalization strategy to its unit interiors and exterior common areas.
Bella Terra at City Center and Hearthstone at City Center benefit from their close proximity to the Denver Tech Center Business Corridor, Denver’s largest employment hub consisting of more than 40 million square feet of office space. Prominent area employers include Samsonite, Molson Coors Brewing Company, United Airlines and the 578-acre Life Sciences medical campus which is undergoing a $4.3 billion transformation. Additionally, a local light rail is expanding and will link Aurora to key regional rail routes between the East and Southeast rail lines when it opens in 2016.

About Steadfast Apartment REIT
Steadfast Apartment REIT intends to acquire and operate a diverse portfolio of well-positioned, institutional-quality apartment communities in targeted markets throughout the United States that have demonstrated high occupancy and income levels across market cycles.
Steadfast Apartment REIT is sponsored by Steadfast REIT Investments LLC, an affiliate of Steadfast Companies, an Orange County, Calif.-based group of affiliated real estate investment and operating companies that acquire, develop and manage real estate in the U.S. and Mexico.

This release contains certain forward-looking statements. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this release. Such factors include those described in the Risk Factors sections of Steadfast Apartment REIT’s annual report on Form 10-K and other reports filed with the Securities and Exchange Commission. Forward-looking statements in this document speak only as of the date on which such statements were made, and the company undertakes no obligation to update any such statements that may become untrue because of subsequent events. Such forward-looking statements are subject to the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SECURITIES.